Exhibit 23.1

                    [Letterhead of PricewaterhouseCoopers LLP]

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Supplement to the Prospectus which is part of the Registration Statement on Form S-3 (No. 333-33237) dated October 2, 1997 of Golden Star Resources Ltd. of our report dated March 31, 1999, relating to the financial statements of Golden Star Resources Ltd., which are incorporated by reference in this Supplement. We also consent to the reference to us under the heading "Experts" in such Supplement.

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Chartered Accountants
Calgary, Canada
August 23, 1999